UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 7, 2007

Traffic.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51746	25-1823631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

851 Duportail Road		19087
Wayne, Pennsylvania		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (610) 725-9700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Traffic.com, Inc. (the “Registrant”) approved cash bonuses and base salary increases for certain of  the Registrant’s executive officers, as follows:

Executive Officer	Bonus(1)	Revised Base Salary
Christopher A. Rothey Chief Operating Officer	$30,000	$215,000
Joseph A. Reed Chief Information Officer	$30,000	$215,000
Brian Sisko Chief Legal Officer	$30,000	$215,000

Such cash bonuses are payable on or before February 28, 2007 in the discretion of the Registrant’s Chief Executive Officer.  The salary increases will be applied retroactively to January 1, 2007. The salary increases represent an increase of approximately 3.86% over prior salary levels of each named executive.

(1)             The Committee determined the individual bonus amounts and salary increases based on recommendations of the Registrant’s Chief Executive Officer, Robert Verratti.  Mr. Verratti based his recommendations on the Registrant’s overall performance, as well as the performance of each such executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traffic.com, Inc.

February 7, 2007	By:	/s/ Andrew Maunder
Name: Andrew Maunder
Title: Chief Financial Officer